UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2006

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4345 Southpoint Blvd. Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Compensation of Executive Officers

On August 23, 2006, the Compensation Committee of the Board of Directors approved increases to the base salaries for fiscal year 2007 of certain of the Company’s executive officers. The base salaries for fiscal year 2007 for the following executive officers have been set as follows: David M. Bronson - $345,153; Gary A. Corless - $389,880; Kevin P. English - $232,031.

PSS World Medical, Inc. 2006 Incentive Plan

On August 24, 2006, the Shareholders approved an incentive plan known as the 2006 Incentive Plan (“2006 Plan”). The purpose of the 2006 Plan is to promote the Company’s success by (i) linking the personal interests of the Company’s employees, officers, directors and consultants to those of the Company’s shareholders, and (ii) providing participants with an incentive for outstanding performance. Effective August 24, 2006, all future equity grants to the Company’s employees, officers, directors and consultants will be made from the 2006 Plan and the Company will not grant any additional awards under the 1999 Long-Term Incentive Plan or the 1999 Broad-Based Employee Stock Plan (“the Prior Plans”).

The 2006 Plan authorizes the granting of awards in the form of nonstatutory and incentive options to purchase shares of Common Stock, stock appreciation rights; restricted stock; restricted or deferred stock units; performance awards, which are payable in cash or stock upon the attainment of specified performance goals; dividend equivalents; performance-based cash awards and other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants.

Subject to adjustment as provided in the 2006 Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2006 Plan is 2,000,000 plus those remaining available for grant under the Prior Plans. The maximum number of shares of Common Stock that may be covered by options and stock appreciation rights granted under the 2006 Plan to any one person during any 12-month period is 600,000. The maximum number of shares of Common Stock that may be granted under the 2006 Plan in the form of full-value awards (such as restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards other than options or stock appreciation rights) under the 2006 Plan to any one person during any 12-month period is 300,000, and the aggregate dollar value of any cash-based award that may be paid to any one participant during any 12-month period under the 2006 Plan is $4,000,000.

Generally, any full-value award granted under the 2006 Plan to an employee, officer or consultant will either (i) be subject to a minimum vesting period of three years, or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation.

On August 24, 2006 the Board of Directors approved an amendment to Article 15 of the 2006 Plan in order to limit potential compensation expense to the Company in the context of future equity restructurings, if any. The amendment requires (i) mandatory anti-dilution adjustments for all nonreciprocal equity restructurings, and (ii) continues to permit discretionary adjustments for business combinations and equity restructurings that have an effect other than merely equalizing the value of outstanding awards immediately before and after the equity restructuring.

A copy of the 2006 Plan is filed with this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	PSS World Medical, Inc. 2006 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 29, 2006

PSS WORLD MEDICAL, INC.

By:	/s/ David M. Bronson
Name:	David M. Bronson
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	PSS World Medical, Inc. 2006 Incentive Plan